UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2021

GOLUB CAPITAL BDC, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00794	27-2326940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 13, 2021, Golub Capital BDC Funding II LLC (“Funding II”), a wholly-owned subsidiary of Golub Capital BDC, Inc. (the “Company”), entered into an amendment (the “MS Credit Facility II Amendment”) to the documents governing the senior secured revolving credit facility (the “MS Credit Facility II”) by and among Funding II, as the borrower, the Company, as the originator and servicer, Morgan Stanley Senior Funding, Inc., as the administrative agent (“Morgan Stanley”), each of the lenders from time to time party thereto, each of the securitization subsidiaries from time to time party thereto, and Wells Fargo Bank, National Association, as collateral agent, account bank, and collateral custodian. The MS Credit Facility II Amendment was effective as of April 13, 2021.

The MS Credit Facility II Amendment amended the MS Credit Facility II to, among other things, reduce the interest rate for borrowings under the facility to the applicable base rate plus 2.05% during the revolving period and to the applicable base rate plus 2.55% thereafter. The MS Credit Facility II Amendment also amended the MS Credit Facility II to reduce the borrowing capacity under the facility to $75 million, provided, that the borrowing capacity may be increased pursuant to an uncommitted “accordion” feature, which allows Funding II to increase the borrowing capacity under the MS Credit Facility II up to an aggregate of $275 million with the consent of the administrative agent and each lender under the facility whose commitment would be increased. In addition, the MS Credit Facility II Amendment amended the MS Credit Facility II to extend the revolving period from May 3, 2021 to April 12, 2024 and to extend the maturity date from May 1, 2024 to April 12, 2026. The other material terms of the MS Credit Facility II were unchanged.

The description above is only a summary of the material provisions of the MS Credit Facility II Amendment and is qualified in its entirety by reference to a copy of the MS Credit Facility II Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 of this current report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Eighth Amendment to Loan and Servicing Agreement, dated as of April 13, 2021, by and among Golub Capital BDC Funding II LLC, as the borrower; Golub Capital BDC, Inc., as the originator and as the servicer; Morgan Stanley Senior Funding, Inc., as the administrative agent; and Morgan Stanley Bank, N.A., as the lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL BDC, INC.

Date: April 16, 2021	By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer